CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 1994, which appears on page 43 of the 1993 Annual Report to Shareholders of Leggett & Platt, Incorporated's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 35 of such Annual Report on Form 10-K.


PRICE WATERHOUSE
St. Louis, Missouri
June 27, 1994